Igal Brightman & Co.                      Telephone: 972(3)
          3 Daniel Frisch Street                               696-4263
          Tel Aviv 64731, ISRAEL                    Facsimile: 972(3)
          P.O.B. 16593, Tel Aviv 61164                         696-0130




                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        -----------------------------------------


               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report to the financial statements of Am-Hal Ltd. dated February 14, 1994 relating to the financial statements of Am-Hal Ltd. included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1993 and to all references to our firm included in this Registration Statement.








                                             /s/ Igal Brightman & Co.
                                                Igal Brightman & Co.
                                        Certified Public Accountants (Isr.)




               August 11, 1994